UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - April 20, 2006

TXU CORP.
(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU ENERGY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE	33-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code - (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The disclosure set forth in Item 8.01 (Other Events) of this Form 8-K under the headings “New Retail Offerings” and “Forward-Looking Statements” applies to TXU Corp. (“TXU”) and TXU Energy Company LLC (“TXU Energy Holdings”). The remaining disclosure applies to TXU and shall not be deemed filed or furnished by TXU Energy Holdings.

ITEM 8.01 OTHER EVENTS.

On April 20, 2006, TXU announced a plan to invest up to $10 billion (inclusive of previously announced generation development projects) to develop additional coal-fired power plants in Texas and an emissions reduction program. TXU also announced the introduction of new consumer and business service offerings.

Generation Development

The generation development plan encompasses 11 new generation units at nine existing TXU Power sites. Air permit applications were filed April 20, 2006 with the Texas Commission on Environmental Quality (TCEQ) for eight of these units, totaling 6,400 megawatts (MW) of net capacity. The new units will be located at existing power plant sites in Fannin, Freestone, McLennan, Mitchell, Rusk, and Titus Counties. If approved, the new units are expected to be operational by 2010. TXU previously announced the other three units, totaling 2,200 MW of net capacity, at Oak Grove and Sandow, located in Robertson and Milam Counties.

By taking advantage of its scale, existing sites, rail facilities, water rights, and other infrastructure, TXU believes it can drive this development initiative at lower costs than a typical power developer.

In addition, TXU is launching a new company, TXU Renew, to double its renewable energy portfolio by 2011. TXU Renew will focus on the growing renewable energy market by investing in renewable power facilities. A doubling of the portfolio would bring TXU’s total renewable energy portfolio to approximately 1,400 MW.

Emissions Management

TXU announced that it plans to more than offset key emissions from the new units by reducing emissions at existing facilities. With this plan, TXU would double its solid-fuel generation capacity and at the same time reduce key emissions by 20 percent from where they are today.

TXU’s plan includes up to $500 million for voluntary emission reductions, accomplished through fuel switching and retrofitting emission controls at existing units. These actions will reduce TXU’s current mercury emissions by more than 50 percent, well beyond current regulatory requirements, and make substantial reductions in sulfur dioxide (SO2) and nitrogen oxide (NOx) emissions as well.

TXU’s planned investment also includes up to $2 billion for installation of the best available control technology (BACT) to control emissions at the 11 expansion units.

Overall, these actions will more than offset the SO2, NOx, and mercury emissions from the new coal plants. TXU will reduce at least 1.5 pounds of these key emissions for every one pound from the new units - equal to an overall reduction of 20 percent relative to current levels.

Technology Investment

In addition to spending for generation development and emissions management, TXU plans to invest up to $2 billion in the development and commercialization of the next horizon of cleaner power plant technology, including integrated gasification combined cycle (IGCC) technology.  Reflecting the advantaged cost of coal, the new plants are expected to lower long-term power costs for customers in Texas.

New Retail Energy Offerings

Spurred by the competitive Texas market, TXU Energy Retail is introducing a set of new, innovative service offerings that substantially increase the options that consumers have to manage their electricity consumption. The new plans offer consumers the option to save money today, secure long-term price certainty, and take more control over their energy usage. Some of the new options in the ‘Peace of Mind’ program include:

•
Time of Use - Empowers customers to use electricity efficiently and wisely while saving as much as 20 percent during off peak periods, allowing customers to save money if they shift power usage to lower cost, off peak periods.

•
SummerSavings 24SM - Offers immediate summer savings when customers use the most electricity due to the Texas heat - 10 percent savings in the summer months plus a rate that is lower than the current Price-to-Beat rate during the other months over a two year period.

•	SureValue SM - Provides savings, certainty, and up to 10 percent off current Price-to-Beat rates, for a full five year period.

TXU Wholesale will offer large business customers the ‘Stable and Secure Power’ program. Large customers, including industrial companies, will have the opportunity to participate in the economics of these large-scale, coal-fired power plants through a combination of equity investments or upfront payments. These customers could enjoy power prices that reflect the marginal economics and costs of coal-fired power.

TXU and TXU Energy Holdings cannot predict the number of customers that may take advantage of these programs and the impact, if any, that these programs will have on their results of operations.

FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in the registrants’ SEC filings. In addition to the risks and uncertainties set forth in the registrants’ SEC filings, the forward-looking statements in this release could be affected by, among other things, the registrants’ ability to fund the investments described herein, delays in approval of, or failure to obtain, air and other environmental permits, changes in competitive market rules, changes in environmental laws or regulations, changes in electric generation and emissions control technologies, changes in projected demand for electricity in Texas, the ability of the registrants to attract and retain skilled labor for planning and building the plants, changes in wholesale electricity prices or energy commodity prices, changes in the cost and availability of materials necessary for the developments, the ability of the registrants to manage the significant construction program to a timely conclusion with limited cost overruns, and the terms under which the registrants execute these initiatives.
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the following registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President and Controller

TXU ENERY COMPANY LLC

By:	/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President and Controller
Dated: April 24, 2006